Exhibit 99.1

PRESS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue
Seattle, Washington 98104

CONTACTS:

	Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES SEMI-ANNUAL CASH DIVIDEND OF $0.73

SEATTLE, WASHINGTON - May 7, 2024, Expeditors International of Washington, Inc. (NYSE:EXPD) today announced that on May 6, 2024 its Board of Directors declared a semi-annual cash dividend of $0.73 per share, payable on June 17, 2024 to shareholders of record as of June 3, 2024.

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.